                     [Rosenberg & Liebentritt, P.C. Letterhead]



                                 February 18, 1998



Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (SEC File No. 333-32183) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of up to $750,000,000 in aggregate amount of its (i) common shares of beneficial interest, $.01 par value per share ("Common Shares") and one or more series of its (ii) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares") and
(iii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and Common Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering of an aggregate of 591,760 Common Shares (the "Shares") as described in two Prospectus Supplements of the Company, each dated February 12, 1998 (collectively, the "Prospectus Supplements"). This opinion letter is furnished to you at your request to enable the Company to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Second Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on
               February 11, 1998 and by the

Board of Trustees
Equity Residential Properties Trust
February 18, 1998
Page 2



               Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on June 26, 1997 relating to the filing of the Registration Statement and related matters, and on November 14, 1997, and of the Pricing Committee of the Board of Trustees on February 12, 1998, relating to the offerings of the Shares, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. An executed copy of each of (i) the Terms Agreement, dated February 12, 1998, among the Company, ERP Operating Limited Partnership (the "Operating Partnership") and Smith Barney Inc., and (ii) the Terms Agreement, dated February 12, 1998, among the Company, the Operating Partnership and Prudential Securities Incorporated, each of which incorporates therein the terms and provisions of the Company's Standard Underwriting Provisions, dated May 16, 1997 (collectively, the "Purchase Agreements").

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as EXHIBIT A.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, following issuance of the Shares pursuant to the terms of the Purchase Agreements and receipt by the Company of the consideration for the Shares specified in the

Board of Trustees
Equity Residential Properties Trust
February 18, 1998
Page 3



resolutions of the Board of Trustees and the Pricing Committee thereof referred to above, the Shares will be validly issued, fully paid and nonassessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   ROSENBERG & LIEBENTRITT, P.C.



                                   By: /s/ William C. Hermann
                                       -----------------------------
                                       Vice President

                      [Hogan & Hartson L.L.P. Letterhead]

                                                                  Exhibit A


                               February 18, 1998



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1600
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (No. 333-32183) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed issuance and sale of (i) 591,760 common shares of beneficial interest, $.01 par value ("Common Shares") as described in a Prospectus Supplement dated February 12, 1998 (the "Smith Barney Shares") and
(ii) 396,580 Common Shares as described in a Prospectus Supplement dated February 12, 1998 (the "Prudential Shares" and together with the Smith Barney Shares, the "Shares"). This opinion letter is furnished to you at your request to enable the Company to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Second Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the Maryland State Department of Assessments and Taxation on February 11, 1998 and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Rosenberg & Liebentritt, P.C.
February 18, 1998
Page 2

          3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on June 26, 1997 and November 14, 1997, relating to the filing of the Registration Statement and related matters, and by the Pricing Committee of the Board of Trustees on February 12, 1998, relating to the offerings of the Smith Barney Shares and Prudential Shares, respectively, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          5. An executed copy of the Terms Agreement (which incorporates by reference the Company's Standard Underwriting Provisions dated May 16, 1997), dated February 12, 1998, between the Company, ERP Operating Limited Partnership ("ERP"), an Illinois limited partnership, and Smith Barney Inc.

          6. An executed copy of the Terms Agreement (which incorporates by reference the Company's Standard Underwriting Provisions dated May 16, 1997), dated February 12, 1998, between the Company, ERP and Prudential Securities Incorporated.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Shares pursuant to the terms of the Terms Agreements and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees and the Pricing Committee referred to above, the Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

Rosenberg & Liebentritt, P.C.
February 18, 1998
Page 3


          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                     Very truly yours,



                                     HOGAN & HARTSON L.L.P.